N-SAR Exhibit: Sub-item 77I
Western Asset Funds, Inc.
Western Asset Macro Opportunities Fund


In connection with the terms of the offering of Class A, Class C, Class FI, Class I and Class IS shares of Western Asset Macro Opportunities Fund
(the "Fund"), Registrant incorporates by reference the Fund's prospectus, Statement of Additional Information, Management Agreement and Advisory Agreements, and other related agreements thereto, as filed with the Securities and Exchange Commission pursuant to Rule 485BPOS of the Securities Act of 1933, on post-effective Amendment No. 69 to Form N-1A, on August 14, 2013 (Accession No. 0001193125-13-334837).